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                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                       RESIDENTIAL HEALTHCARE PROPERTIES, INC.


    The undersigned being all of the members of the Board of Directors of Residential Healthcare Properties, Inc., a Nevada corporation, incorporated on July 30,1997, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof (the "Act"), and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Amended and Restated Articles of Incorporation pursuant to the Act:

                                     ARTICLE ONE

    The name of the Corporation is Residential Healthcare Properties, Inc.

                                     ARTICLE TWO

    The address of the Corporation's principal office in the State of Nevada is One East First Street, Reno, Nevada 89501, and the name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                    ARTICLE THREE

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

                                     ARTICLE FOUR

    The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one hundred million (100,000,000) shares of Common Stock of the par value of one cent ($.01) each, and ten million (10,000,000) shares of Preferred Stock of the par value of one cent ($.01) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

    1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series which resolution

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or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof, (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions arid qualifications as the Board of Directors may determine.

    All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

    All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

    2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or

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restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

    3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders, thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                     ARTICLE FIVE

                   The Corporation is to have perpetual existence.

                                     ARTICLE SIX

    No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

                                    ARTICLE SEVEN

    1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

    The number of members constituting the Board of Directors as of the dated hereof is three (3); and the name and the post office address of said members are as follows:

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              Name                     Address
              ----                     -------

              James R. Gilley      4265 Kellway Circle
                                   Addison, Texas 75244

              Gene S. Bertcher     4265 Kellway Circle
                                   Addison, Texas 75244

              Thomas L. Staley     4265 Kellway Circle
                                   Addison, Texas 75244

    2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of the holders of any class or series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall, consist of not less than three nor more than twenty-one persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (1) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) the affirmative vote of the holders of eighty percent (80%) or more of the voting power of all the shares of the corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any Incumbent Director. The directors shall be divided into three classes of equal or approximately equal number, with all three classes to be elected at the first meeting of stockholders. The initial term of office of Class I directors will expire at the annual meeting of stockholders in 1998; of Class II directors at the annual meeting of stockholders in 1999; and of Class III directors at the annual meeting of stockholders in 2000. Each director elected shall hold office until his successor shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1998, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Should the number of directors which constitute the whole Board of Directors be changed as permitted by this Paragraph 2 of Article 7, such majority of the whole Board of Directors or such holders of eighty percent (80%) or more of the voting power of the Corporation, as applicable, shall also fix and determine the number of directors of which each class shall be comprised.

    3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 120 days in advance of the date in which the next previous annual meeting of stockholders was held.

    4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any

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increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

    5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

    6. Amendment, Repeal etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of eighty percent (80%) or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

                                    ARTICLE EIGHT

    Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of eighty percent (80%) or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

                                     ARTICLE NINE

    No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

                                     ARTICLE TEN

    The Corporation shall indemnify a person who is or was made a party to any proceeding, or is threatened to be made a party to any proceeding, including a proceeding by or in the right of the Corporation, because the person is or was a director, advisory director, or officer of the Corporation

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or because, while a director, advisory director, or officer of the
Corporation, the person is or was serving any other legal entity in any capacity at the request of the Corporation against all liabilities, fines, penalties, and claims imposed upon or asserted against the person (including amounts paid in settlement) and reasonable expenses incurred in the proceeding (including reasonable attorneys' fees), except such liabilities and expenses as are incurred because of the person's willful misconduct or knowing violation of the criminal law. As a condition of the indemnification set forth in this Article, the Corporation shall have the right to retain counsel of its choosing to represent the party indemnified in accordance with this provision, and the Corporation shall have the right to compromise and settle any such matter, so long as any compromise or settlement shall not impose on the indemnified party any liability or requirement to fund or advance any consideration of any kind whatsoever in connection with such compromise or settlement. The right to indemnify under this paragraph shall inure to the benefit of heirs, executors and administrators of such a person.
 The Corporation may, upon majority vote of a quorum of disinterested directors, contract in advance to indemnify and advance the expenses of any director, advisory director, or officer.

    Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director, advisory director, or officer in a proceeding upon receipt of an undertaking from the director, advisory director, or officer to repay the same if it is ultimately determined that the director, advisory director, or officer is not entitled to indemnification. Such undertaking shall be an unlimited unsecured general obligation of the director, advisory director, or officer and shall be accepted without reference to his ability to make repayment.

    The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances and reimbursements for expenses to its present or former directors, advisory directors, and officers, provide indemnification and make advances and reimbursements for expenses to its present or former employees and agents, the directors, advisory directors, officers, employees and agents of its affiliates, subsidiaries and predecessor entities, and any person serving in any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this paragraph is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law.

    The provisions of this Article shall be applicable from and after its adoption, even though some or all of the underlying conduct or events relating to the proceeding with respect to which indemnity is claimed may have occurred before such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided here to any person arising from conduct or events occurring before the adoption of the amendment, modification or repeal.

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    The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance on behalf of any person who is or was a director, advisory director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expenses incurred by such person in any such capacity or arising from the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article.

     Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested Directors, or otherwise.

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                                    ARTICLE ELEVEN

    A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the Directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under the Act, or, (iv) for any transaction from which the Director derived an improper personal benefit.

                                    ARTICLE TWELVE

    To the date of these Amended and Restated Articles of Incorporation no stock of the Corporation has been issued.

    In witness whereof, these Amended and Restated Articles of Incorporation were executed by all of the Directors of the Corporation on this ______________ day of ____________, 1997.

                                       _________________________________
                                            James R. Gilley, Director


                                       _________________________________
                                            Gene S. Bertcher, Director


                                       _________________________________
                                            Thomas L. Staley, Director





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          STATE OF TEXAS      Section
COUNTY OF DALLAS    Section

    This instrument was acknowledged before me on this ____day of ________________, 1997, by JAMES R. GILLEY.

                                  ________________________________
                                            [Seal]
                                                        Notary Public,

                                         State of Texas
                                  ________________________________
                                       Printed Name of Notary

My Commission Expires: ____________.



          STATE OF TEXAS      Section

COUNTY OF DALLAS    Section

    This instrument was acknowledged before me on this ____day of ________________, 1997, by GENE S. BERTCHER.

                                       ________________________________
                                                 [Seal]
                                                        Notary Public,

                                               State of Texas
                                       ________________________________
                                          Printed Name of Notary

My Commission Expires: ____________.

          STATE OF TEXAS      Section

COUNTY OF DALLAS    Section

    This instrument was acknowledged before me on this ____day of ________________, 1997, by THOMAS L. STALEY.


                                         -9-
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                                       ________________________________
                                                 [Seal]
                                                        Notary Public,

                                               State of Texas
                                       ________________________________
                                           Printed Name of Notary

My Commission Expires: ____________.



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